UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 15, 2004

                CareDecision Corporation. (OTCBB: CDED)
          (Exact name of Registrant as specified in charter)


           Nevada                  000-33187           91-2105842
(State or other jurisdiction      (Commission       (I.R.S. Employer
     of incorporation)            File Number)       Identification)


2660 Townsgate Road, Suite 300, Westlake Village, CA     91361
   (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code: (805) 446-1973


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ITEM 9. REGULATION FD DISCLOSURE

CareDecision Corporation ("CareDecision" or the "Company") [OTCBB: CDED] will be featured on an episode of the 30-minute financial program "Let's Talk Stock" ("LTS"), shown weekly on CNBC TV. The episode highlighting CareDecision is expected to air in April. Now in its fourth year, LTS offers an innovative and effective way to reach the investing public providing a nation-wide platform from which to inform them of the products, services, unique features and benefits, growth potential, management team and plans for the future for lesser-known public companies.

Filming of CareDecision's upcoming feature began in New York last Monday and will continue at our California corporate office. Additional filming may include a location chosen by our satellite media partner. The feature is expected to run for approximately 10 minutes and will be directed toward our proprietary Wi-Fi technologies. Specific emphasis will be placed on our pending patents. Additional topics are expected to include our ResidenceWare product and our SateLink product. The exact time and date of the broadcast will be announced in the near future and the Company plans to make available tapes and DVD copies of the feature and transcripts of the interviews.





Date: March 15, 2004.
      ---------------


CareDecision Corporation


/s/ Keith Berman
-----------------
Keith Berman, CFO


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